Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 6, 2014, by and among First Data Corporation, a Delaware company (the “Issuer”), the Guarantors party hereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of May 30, 2013, as supplemented by a supplemental indenture, dated as of November 19, 2013 (the “First Supplemental Indenture”) and as further supplemented by a supplemental indenture, dated as of the date hereof (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) providing for the issuance of 11.75% Senior Subordinated Notes due 2021  (the “2021 Notes”);

WHEREAS, Section 2.01(d) of the Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer (subject to the Issuer’s compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $725,000,000 in aggregate principal amount of additional notes, having terms substantially identical in all material respects to the 2021 Notes (the “Additional Notes” and, together with the 2021 Notes, the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)                                 Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)                                 Additional Securities.  As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, having terms substantially identical in all material respects to the 2021 Notes, at an issue price of 103.500%, plus accrued and unpaid interest from May 30, 2013.  The 2021 Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.

(3)                                 Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(4)                                 Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(5)                                 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(6)                                 The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(7)                                 Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

The remainder of this page is intentionally left blank.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Very truly yours,

FIRST DATA CORPORATION

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Senior Vice President and Treasurer

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The following entities, each as Guarantor:

BANKCARD INVESTIGATIVE GROUP INC.
BUYPASS INCO CORPORATION
CALL INTERACTIVE HOLDINGS LLC
CESI HOLDINGS, INC.
CLOVER MARKETPLACE, LLC
CLOVER NETWORK, INC.
CONCORD COMPUTING CORPORATION
CONCORD CORPORATE SERVICES, INC.
CONCORD EFS FINANCIAL SERVICES, INC.
CONCORD EFS, INC.
CONCORD EMERGING TECHNOLOGIES, INC.
CONCORD FINANCIAL TECHNOLOGIES, INC.
CONCORD ONE, LLC
CONCORD PAYMENT SERVICES, INC.
CONCORD PROCESSING, INC.
CONCORD TRANSACTION SERVICES, LLC
CTS HOLDINGS, LLC
CTS, INC.
EPSF CORPORATION
FDFS HOLDINGS, LLC
FDGS GROUP LLC
FDR IRELAND LIMITED
FDR LIMITED
FDR MISSOURI INC.
FDS HOLDINGS INC.
FIRST DATA CAPITAL, INC.
FIRST DATA CARD SOLUTIONS, INC.
FIRST DATA COMMERCIAL SERVICES HOLDINGS, INC.
FIRST DATA COMMUNICATIONS CORPORATION
FIRST DATA EC, LLC
FIRST DATA GOVERNMENT SOLUTIONS, INC.
FIRST DATA GOVERNMENT SOLUTIONS, LP
FIRST DATA LATIN AMERICA INC.
FIRST DATA MERCHANT SERVICES CORPORATION
FIRST DATA MERCHANT SERVICES NORTHEAST, LLC
FIRST DATA MERCHANT SERVICES SOUTHEAST, L.L.C.
FIRST DATA MOBILE HOLDINGS, INC.
FIRST DATA PAYMENT SERVICES, LLC
FIRST DATA REAL ESTATE HOLDINGS L.L.C.
FIRST DATA RESOURCES, LLC
FIRST DATA RETAIL ATM SERVICES L.P.
FIRST DATA SECURE LLC
FIRST DATA SOLUTIONS INC.
FIRST DATA TECHNOLOGIES, INC.
FIRST DATA TRANSPORTATION SERVICES INC.
FIRST DATA VOICE SERVICES
FSM SERVICES INC.

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FUNDSXPRESS, INC.
FUNDSXPRESS FINANCIAL NETWORK, INC.
GIFT CARD SERVICES, INC.
GRATITUDE HOLDINGS LLC
IGNITE PAYMENTS, LLC
INSTANT CASH SERVICES, LLC
LINKPOINT INTERNATIONAL, INC.
MAS INCO CORPORATION
MAS OHIO CORPORATION
MONEY NETWORK FINANCIAL, LLC
NATIONAL PAYMENT SYSTEMS INC.
NEW PAYMENT SERVICES, INC.
PAYPOINT ELECTRONIC PAYMENT SYSTEMS, LLC
PAYSYS INTERNATIONAL, INC.
REMITCO LLC
SAGEBRUSH HOLDINGS LLC
SIZE TECHNOLOGIES, INC.
STAR NETWORKS, INC.
STAR PROCESSING, INC.
STAR SYSTEMS ASSETS, INC.
STAR SYSTEMS, INC.
STAR SYSTEMS, LLC
STRATEGIC INVESTMENT ALTERNATIVES LLC
TASQ LLC
TASQ TECHNOLOGY, INC.
TELECHECK INTERNATIONAL, INC.
TELECHECK PITTSBURGH/WEST VIRGINIA, INC.
TRANSACTION SOLUTIONS, LLC
UNIFIED MERCHANT SERVICES
VALUELINK, LLC

By:	/s/ Michael A. Jacobs
Name: Michael A. Jacobs
Title: Treasurer

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TELECHECK SERVICES, INC., as Guarantor

By:	/s/ Stanley J. Andersen
	Name:	Stanley J. Andersen
	Title:	Assistant Secretary

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[Supplemental Indenture Signature Page]